EXHIBIT 4(f)

                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(2)

REGISTERED                   CUSIP No.:         PRINCIPAL AMOUNT:
No. SNR/FXR-

                           BOEING CAPITAL CORPORATION
                     Series X SUBORDINATED MEDIUM-TERM NOTE
                                  (Fixed Rate)

ORIGINAL ISSUE DATE:        INTEREST RATE:      %  STATED MATURITY DATE:

INTEREST PAYMENT DATE(S)
[ ] March 15 and September 15
[ ] Other:


INITIAL REDEMPTION           INITIAL REDEMPTION        ANNUAL REDEMPTION
DATE:                        PERCENTAGE:           %   PERCENTAGE
                                                       REDUCTION:       %

OPTIONAL REPAYMENT           [ ] CHECK IF AN ORIGINAL
DATE(S):                         ISSUE DISCOUNT NOTE
                                   Issue Price:         %

SPECIFIED CURRENCY:             AUTHORIZED DENOMINATIONS:      EXCHANGE RATE
[ ] United States dollars       [ ] $100,000 and integral      AGENT:
[ ] Other:                         multiples of $1,000
                                   in excess thereof
                                   [ ] Other:

ADDENDUM ATTACHED                OTHER/ADDITIONAL PROVISIONS:
[ ] Yes
[ ] No

____________________
(1) This paragraph applies to global Notes only.

(2) This paragraph applies to global Notes only.

         Boeing Capital Corporation, a Delaware corporation (the "Company", which term includes any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of , on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date and Repayment Date and any other date on which the principal or an installment of principal of this Note shall become due and payable, whether by declaration of acceleration or otherwise, being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         Notwithstanding anything else contained herein, if this Note is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Subordinated Indenture.

         Payments of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in The Borough of Manhattan, The City of New York, currently located at Four Albany Street, New York, New York 10015, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED, HOWEVER, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; PROVIDED, HOWEVER, that a holder of U.S.$10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means, unless otherwise specified in the applicable Note, any day that is not Saturday or Sunday and that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

         The Company is obligated to make payments of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note; PROVIDED, HOWEVER, that the holder of this Note may elect to receive such amounts in the Specified Currency pursuant to the provisions set forth below.

         If the Specified Currency is other than United States dollars and the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

         If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

         If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Subordinated Indenture).

         If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

         If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

[SEAL]                              BOEING CAPITAL CORPORATION


                                            By________________________________
                                               Title:

Attest:


By:
         Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Subordinated Indenture.




BANKERS TRUST COMPANY,
as Trustee


By____________________________
Dated:
           Authorized Officer

                                [REVERSE OF NOTE]
                           BOEING CAPITAL CORPORATION
                     Series X SUBORDINATED MEDIUM-TERM NOTE
                                  (Fixed Rate)


         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under a Subordinated Indenture, dated as of June 15, 1988, as amended by the First Supplemental
Indenture, dated as of June 12, 1995 and as amended, modified or supplemented from time to time (the "Subordinated Indenture"), between the Company and Bankers Trust Company, as successor Trustee (the "Trustee", which term includes any successor trustee under the Subordinated Indenture), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Series X Subordinated Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Subordinated Indenture.

         This Note is issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of $1,000 in excess thereof or the minimum Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof (provided that any remaining principal amount hereof shall be at least U.S.$100,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption
Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof (provided that any remaining principal amount hereof shall be at least U.S.$100,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon, from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount", and the Discount will be ratably accrued over the term of this Note for purposes of determining the amount payable upon redemption, repayment or acceleration of maturity of this Note.

         Subordinated Indebtedness evidenced by this Note is subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (defined below) of the Company and each Holder of this Note by accepting the same agrees to and shall be bound by the provisions hereof, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the same and appoints the Trustee as his attorney-in-fact for such purpose.

         For all purposes herein, the term "Senior Indebtedness" shall mean all of the indebtedness of, or guaranteed by, the Company for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute Senior Indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of the Company.

         In the event that the Company shall default in the payment of any Senior Indebtedness, when the same becomes due and payable, whether at maturity or on a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest or any Additional Amounts on this Note, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of this Note.

         Upon the happening of an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof (other than under the circumstances when the terms of the immediately preceding paragraph are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest or any Additional Amounts on this Note or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of this Note during any period (i) of 90 days after written notice of such default shall have been given to the Company by any holder of Senior Indebtedness or (ii) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to the Company in respect of such default.

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property; (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (iii) any assignment by the Company for the benefit of creditors; or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest accruing after commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of this Note on account of this Note. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided herein with respect to this Note, to the payment of all Senior Indebtedness at the time Outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise but for the foregoing be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

         In the event that this Note shall be declared due and payable as a result of the occurrence of any one or more defaults in respect thereof (under circumstances when the terms of the immediately preceding paragraph are not applicable), no payment shall be made in respect of this Note unless and until all Senior Indebtedness shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

         If any payment or distribution to be paid to the holders of Senior Indebtedness shall be received by any Holder of this Note in contravention of the foregoing and before all the Senior Indebtedness shall have been paid in full, such payment or distribution of any character or any security whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the provisions of the Subordinated Indenture with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of Senior Indebtedness at the time Outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the holder of this Note to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same. Nothing contained herein shall impair, as between the Company and the holder of this Note, the obligation of the Company to pay to the holder thereof the principal thereof and interest thereon as and when the same shall become due and payable in accordance with the terms of this Note, or prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or pursuant to the terms of this Note or the Subordinated Indenture upon a default or Event of Default under the Subordinated Indenture, all subject to the rights of the holders of Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the holder of this Note. Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of such Senior Indebtedness then Outstanding. Upon the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all amounts owing on this Note shall have been paid in full, and such payments or distributions received by the Holder of this Note by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holder of this Note, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness and not on account of this Note.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with all the effect provided in the Subordinated Indenture.

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Subordinated Indenture contains provisions for defeasance of the entire indebtedness of the Notes upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than 66-K% in principal amount of the Outstanding Debt Securities of each series affected thereby. The Subordinated Indenture also contains provisions permitting the holders of at least 66-K% in principal amount of the Outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Subordinated Indenture permit the holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Subordinated Indenture and no provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Subordinated Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Subordinated Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Subordinated Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  -------------
                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - ______ Custodian _____

TEN ENT - as tenants by the entireties                (Cust)           (Minor)

JT TEN  - as joint tenants with right of         under Uniform Gifts to Minors

          survivorship and not as tenants        Act_____________________

          in common                                   (State)

         Additional abbreviations may also be used though not in the above list.

                         ----------------------------------
  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
           OTHER
IDENTIFYING NUMBER OF ASSIGNEE
|                              |
|______________________________|______________________________________________
___________________________________________(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________ this Note and all rights thereunder hereby irrevocably constituting and appointing

____________________________________________________________________   Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________           _______________________________________

                      ---------------------------------------


                                   Notice: The signature(s) on this assignment
                             must correspond with the name(s) as written upon the face of this Note in every particular, witout alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________________________________________________________________.



           (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (each of which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:
                                              Notice:  The signature(s) on this
Date: ____________________          Option to Elect  Repayment  must correspond
                                    with  the name(s) as written upon  the
                                    face of this Note in every particular, without alteration or enlargement or any change whatsoever.